EXHIBIT 12



QUALITY STORES, INC.
Schedule Regarding Computation of Ratio of Earnings to Fixed Charges (In Thousands, Except Ratio)



                                                      -------------------------
                                                          Three Months Ended
                                                      -------------------------
                                                       July 29,       July 31,
                                                         2000           1999
                                                      ---------      ---------
Fixed charges:
  Interest expense                                     $11,508        $ 9,079
  Portion of rent expense representing interest          1,551          1,400
                                                       -------        -------
                                                        13,059         10,479
                                                       =======        =======

Earnings:
  Income before income taxes                            15,004          8,250
  Fixed charges                                         13,059         10,479
                                                       -------        -------
                                                       $28,063        $18,729
                                                       =======        =======


Ratio of earnings to fixed charges                       2.1 x          1.8 x
                                                       =======        =======


                                                      -------------------------
                                                          Six Months Ended
                                                      -------------------------
                                                       July 29,       July 31,
                                                         2000           1999
                                                      ---------      ---------

Fixed charges:
  Interest expense                                     $22,230        $14,554
  Portion of rent expense representing interest          2,941          2,205
                                                       -------        -------
                                                        25,171         16,759
                                                       =======        =======

Earnings:
  Income before income taxes                             7,622         10,672
  Fixed charges                                         25,171         16,759
                                                       -------        -------
                                                       $32,793        $27,431
                                                       =======        =======


Ratio of earnings to fixed charges                       1.3 x          1.6 x
                                                       =======        =======